UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2006

Hyperion Solutions Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26934	77-0277772
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5450 Great America Parkway, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-588-8109

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2006, Hyperion Solutions Corporation ("Hyperion") announced the appointment of Robin Washington as its new Chief Financial Officer effective as of January 17, 2006. In connection with the appointment, Hyperion and Ms. Washington have entered into an at-will employment agreement effective as of January 17, 2006 and associated offer letter dated December 30, 2005 (collectively, the "Agreements").

Under the Agreements, Ms. Washington will be paid a base salary of $355,000 per year and will be eligible for an annual target bonus of 60% of her base salary. Ms. Washington will also receive a $20,000 signing bonus. Ms. Washington’s employment may be terminated by either party at any time for any reason (or no reason) with 30 days advance written notice.

Ms. Washington will be granted (i) stock options to purchase 135,000 shares of Hyperion Common Stock, vesting 25% after the first year of employment and monthly thereafter for the following 36 months; and (ii) a restricted stock award to purchase 25,000 shares of restricted stock at a purchase price of $0.001 per share, with Hyperion’s repurchase right lapsing in four equal annual installments of 6,250 shares per year, provided that Ms. Washington continues as an employee of or consultant to Hyperion or its subsidiaries.

If Hyperion terminates Ms. Washington's employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay Ms. Washington her base salary for another 12 months.

In the event that Hyperion is subject to a change in ownership and/or control during the term of the employment agreement and (i) within 12 months thereafter, Ms. Washington resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, Hyperion terminates Ms. Washington's employment for any reason other than permanent disability or cause; then, among other benefits, Hyperion will continue to pay Ms. Washington's base salary for another 12 months, and all of Ms. Washington's unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to her.

The foregoing is a summary description of the terms of the Agreements which by its nature is incomplete. It is qualified in the entirety by the text of the Agreements, which are attached hereto as Exhibits 10.1 and 10.2.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On January 11, 2006, Hyperion announced the appointment of Robin Washington, 43, as its Chief Financial Officer effective as of January 17, 2006. Ms. Robinson replaces David Odell, whose retirement was previously announced.

From 1996 to 2005, Ms. Robinson held senior positions in Finance at PeopleSoft, Inc. in Pleasanton, California, most recently as Senior Vice-President of Finance and Corporate Controller from 1999 to 2005.

Ms. Washington does not have any family relationships at Hyperion. Other than the Agreements, Ms. Washington has no related party interest of the nature described in Item 404(a) of Regulation S-K.

On January 11, 2006, Hyperion issued a press release announcing its hiring of Ms. Washington. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 At-will employment agreement between Hyperion and Robin Washington.

10.2 Offer letter between Hyperion and Robin Washington.

99.1 Press release of Hyperion dated January 11, 2006 announcing the hiring of Robin Washington.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyperion Solutions Corporation

January 11, 2006	By:	/s/David Odell

Name: David Odell
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	At-will employment agreement between Hyperion and Robin Washington.
10.2	Offer letter between Hyperion and Robin Washington.
99.1	Press release of Hyperion dated January 11, 2006 announcing the hiring of Robin Washington.